POWER OF ATTORNEY


The undersigned directors of Borg-Warner Automotive, Inc. (the "Corporation") hereby appoint John F. Fiedler as their true and lawful attorney-in-fact, with full power for and on their behalf to execute, in their names and capacities as directors of the Corporation, and to file with the Securities and Exchange Commission on behalf of the Corporation under the Securities Act of 1933, as amended, any and all Registration Statements (including any and all amendments or post-effective amendments thereto) relating to the amendment of the Retirement Savings Plans.

This Power of Attorney automatically ends upon the termination of Mr. Fiedler's service with the Corporation.

In witness whereof, the undersigned have executed this Power of Attorney on this 20th day of September, 1996.



DONALD C. TRAUSCHT                 ALBERT J. FITZGIBBONS, III
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DONALD C. TRAUSCHT                 ALBERT J. FITZGIBBONS, III

ALEXIS P. MICHAS                   MATTHIAS B. BOWMAN
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ALEXIS P. MICHAS                   MATTHIAS B. BOWMAN

JAMES J. KERLEY                    IVAN W. GORR
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JAMES J. KERLEY                    IVAN W. GORR

PAUL E. GLASKE                     JOHN F. FIEDLER
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PAUL E. GLASKE                     JOHN F. FIEDLER